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                                                                     EXHIBIT 3.2






                                     BYLAWS

                                       OF

                        SATILLA FINANCIAL SERVICES, INC.












                                               Adopted as of  January 7, 1999

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                                TABLE OF CONTENTS


                                                                                      Page
                                                                                      ----
ARTICLE ONE - OFFICES AND AGENT                                                         1
         Section 1.1       Registered Office and Agent                                  1
         Section 1.2       Other Offices                                                1

ARTICLE TWO - SHAREHOLDERS' MEETINGS                                                    1

         Section 2.1       Place of Meetings                                            1
         Section 2.2       Annual Meetings                                              1
         Section 2.3       Special Meetings                                             1
         Section 2.4       Notice of Meetings                                           1
         Section 2.5       Voting Group                                                 2
         Section 2.6       Quorum                                                       2
         Section 2.7       Vote Required for Action                                     2
         Section 2.8       Voting of Shares                                             2
         Section 2.9       Proper Business at Annual Meeting                            3
         Section 2.10      Proxies                                                      3
         Section 2.11      Presiding Officer                                            4
         Section 2.12      Adjournments                                                 4
         Section 2.13      Action of Shareholders Without a Meeting                     4
         Section 2.14      Shareholder Lists                                            4

ARTICLE THREE - THE BOARD OF DIRECTORS                                                  5

         Section 3.1       General Powers                                               5
         Section 3.2       Number, Election, Classification and Term of Office          5
         Section 3.3       Nomination Procedures                                        5
         Section 3.4       Removal                                                      6
         Section 3.5       Vacancies                                                    6
         Section 3.6       Compensation                                                 6

ARTICLE FOUR - MEETINGS OF THE BOARD OF DIRECTORS                                       6

         Section 4.1       Regular Meetings                                             6
         Section 4.2       Special Meetings                                             6
         Section 4.3       Place of Meetings                                            7
         Section 4.4       Notice of Meetings                                           7
         Section 4.5       Quorum                                                       7
         Section 4.6       Vote Required for Action                                     7
         Section 4.7       Dissent or Abstention                                        7

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
         Section 4.8       Participation by Conference Telephone                        7
         Section 4.9       Action by Directors Without a Meeting                        8
         Section 4.10      Adjournments                                                 8
         Section 4.11      Committees of the Board of Directors                         8
         Section 4.12      Transactions with Directors                                  9

ARTICLE FIVE - MANNER OF NOTICE AND WAIVER AS TO
           SHAREHOLDERS AND DIRECTORS                                                   9

         Section 5.1       Procedure                                                    9
         Section 5.2       Waiver                                                       10

ARTICLE SIX - OFFICERS                                                                  11

         Section 6.1       Number                                                       11
         Section 6.2       Election and Term                                            11
         Section 6.3       Compensation                                                 11
         Section 6.4       Chairman of the Board                                        11
         Section 6.5       Vice Chairman of the Board                                   11
         Section 6.6       President                                                    11
         Section 6.7       Vice Presidents                                              12
         Section 6.8       Secretary                                                    12
         Section 6.9       Treasurer                                                    12
         Section 6.10      Bonds                                                        13
         Section 6.11      Execution of Instruments                                     13
         Section 6.12      Receipts, Checks, Drafts, etc.                               13
         Section 6.13      Loans                                                        13
         Section 6.14      Custodian Accounts                                           14

ARTICLE SEVEN - DISTRIBUTIONS AND SHARE DIVIDENDS                                       14

         Section 7.1       Authorization or Declaration                                 14
         Section 7.2       Record Date with Regard to Distributions and
                           Share Dividends                                              14

ARTICLE EIGHT - SHARES                                                                  15

         Section 8.1       Authorization and Issuance of Shares                         15
         Section 8.2       Share Certificates                                           15
         Section 8.3       Rights of Corporation with Respect to Registered Owners      15
         Section 8.4       Transfers of Shares                                          15
         Section 8.5       Duty of Corporation to Register Transfer                     16
         Section 8.6       Lost, Stolen or Destroyed Certificates                       16
         Section 8.7       Fixing of Record Date with regard to Shareholder Action      16


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
ARTICLE NINE - INDEMNIFICATION                                                          17

         Section 9.1       Indemnification Provisions in Articles of Incorporation      17
         Section 9.2       Indemnification of Others                                    17
         Section 9.3       Undertakings for Advances for Expenses                       17
         Section 9.4       Claims for Indemnification                                   17
         Section 9.5       Insurance                                                    18
         Section 9.6       Severability                                                 18

ARTICLE TEN - MISCELLANEOUS                                                             18

         Section 10.1      Inspection of Books and Records                              18
         Section 10.2      Fiscal Year                                                  18
         Section 10.3      Corporate Seal                                               19
         Section 10.4      Annual Financial Statements                                  19
         Section 10.5      Conflict with Articles of Incorporation                      19

ARTICLE ELEVEN - AMENDMENTS                                                             19

         Section 11.1      Power to Amend Bylaws                                        19

ARTICLE TWELVE - STATUTORY BUSINESS COMBINATION PROVISION                               19

         Section 12.1      Business Combinations                                        19

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                                   ARTICLE ONE

                                OFFICES AND AGENT

         SECTION 1.1. REGISTERED OFFICE AND AGENT. The Corporation shall maintain a registered office in the State of Georgia and shall have a registered agent whose business office is identical to the registered office.

         SECTION 1.2. OTHER OFFICES. In addition to its registered office, the Corporation may have offices at any other place or places, within or without the State of Georgia, as the Board of Directors may from time to time select or as the business of the Corporation may require or make desirable.


                                   ARTICLE TWO

                             SHAREHOLDERS' MEETINGS

         SECTION 2.1. PLACE OF MEETINGS. Meetings of shareholders may be held at any place within or without the State of Georgia as set forth in the notice thereof or in the event of a meeting held pursuant to waiver of notice, as set forth in the waiver, or if no place is so specified, at the principal office of the Corporation.

         SECTION 2.2. ANNUAL MEETINGS. The annual meeting of shareholders shall be held on a date and at a time to be determined by resolution of a majority of the Board of Directors, for the purpose of electing directors and transacting any and all business that may properly come before the meeting. If the annual meeting of shareholders is not held in accordance with this Section 2.2, any business, including the election of directors, that might properly have been acted upon at that meeting may be acted upon at a special meeting in lieu of the annual meeting held pursuant to these Bylaws or held pursuant to a court order.

         SECTION 2.3. SPECIAL MEETINGS. As provided in the Articles of Incorporation, unless otherwise prescribed by law, special meetings of shareholders, for any purpose or purposes, shall be called only by (i) the Chairman of the Board of Directors of the Corporation, (ii) the President of the Corporation, (iii) the Secretary of the Corporation at the request in writing of a majority of the Board of Directors, or (iv) the Secretary of the Corporation at the request in writing of the holders of at least twenty-five percent (25%) of the outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors ("Voting Stock").

         SECTION 2.4. NOTICE OF MEETINGS. Unless waived as contemplated in
Section 5.2, a notice of each meeting of shareholders stating the date, time and place of the meeting shall be given not less than ten (10) days nor more than sixty (60) days before the date thereof, by or at the direction



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of the President, the Secretary, or the officer or persons calling the meeting, to each shareholder entitled to vote at that meeting. In the case of an annual meeting, the notice need not state the purpose or purposes of the meeting unless the Articles of Incorporation or the Georgia Business Corporation Code (the "Corporation Code") requires the purpose or purposes to be stated in the notice of the meeting. In the case of a special meeting, including a special meeting in lieu of an annual meeting, the notice of meeting shall state the purpose or purposes for which the meeting is called.

         SECTION 2.5. VOTING GROUP. Voting group means all shares of one or more classes or series that are entitled to vote and be counted together collectively on a matter at a meeting of shareholders. All shares entitled to vote generally on the matter are for that purpose a single voting group.

         SECTION 2.6. QUORUM. With respect to shares entitled to vote as a separate voting group on a matter at a meeting of shareholders, the presence, in person or by proxy, of a majority of the votes entitled to be cast on the matter by the voting group shall constitute a quorum of that voting group for action on that matter unless the Articles of Incorporation or the Corporation Code provides otherwise. Once a share is represented for any purpose at a meeting, other than solely to object to holding the meeting or to transacting business at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of the meeting unless a new Record Date (as defined below) is or must be set for the adjourned meeting pursuant to Section
8.7 of these Bylaws.

         SECTION 2.7. VOTE REQUIRED FOR ACTION. If a quorum exists, action on a matter by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the Articles of Incorporation, provisions of these Bylaws validly adopted by the shareholders, or the Corporation Code requires a greater number of affirmative votes. If the Articles of Incorporation or the Corporation Code provide for voting by two (2) or more voting groups on a matter, action on that matter is taken only when voted upon by each of those voting groups counted separately. Action may be taken by one voting group on a matter even though no action is taken by another voting group entitled to vote on the matter. With regard to the election of directors, unless otherwise provided in the Articles of Incorporation, if a quorum exists, action on the election of directors is taken by a plurality of the votes cast by the shares entitled to vote in the election.

         SECTION 2.8. VOTING OF SHARES. Unless the Articles of Incorporation or the Corporation Code provides otherwise, each outstanding share having voting rights shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. Voting on all matters shall be by voice vote or by show of hands unless any qualified voter, prior to the voting on any matter, demands vote by ballot, in which case each ballot shall state the name of the shareholder voting and the number of shares voted by him, and if the ballot be cast by proxy, it shall also state the name of the proxy.


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         SECTION 2.9. PROPER BUSINESS AT ANNUAL MEETINGS. At any annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before such meeting. To be properly brought before the annual meeting, business must be specified in the notice of meeting (or any amendment thereto) given by or at the direction of the Board of Directors, or otherwise properly brought before the meeting by or at the direction of the Board of Directors, or otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to, or mailed and received at, the principal administrative offices of the Corporation not less than forty-five (45) days prior to the month and day of that year corresponding to the month and day of the previous year in which the annual meeting of shareholders was held (or at least forty-five (45) days prior to the date of the annual meeting for that year if the date of meeting has been publicly announced by the Corporation at least sixty (60) days in advance of such meeting date). A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the shareholder proposing business, (iii) the class and number of shares of the Corporation which are beneficially owned by the shareholder and (iv) any material interest of the shareholder in such business. The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that such business was properly brought before the meeting in accordance with these provisions. If he should determine that such business was not properly brought before the meeting, then he shall so declare this to the meeting and any such business not properly brought before the meeting shall not be transacted.

         SECTION 2.10. PROXIES. A shareholder entitled to vote pursuant to
Section 2.8 may vote in person or by proxy pursuant to an appointment of proxy executed in writing by the shareholder or by his attorney in fact. An appointment of proxy shall be valid for only one meeting to be specified therein, and any adjournments of such meeting, but shall not be valid for more than eleven (11) months unless expressly provided therein. Appointments of proxy shall be dated and filed with the records of the meeting to which they relate. If the validity of any appointment of proxy is questioned, it must be submitted to the secretary of the meeting of shareholders for examination or a proxy officer or committee appointed by the person presiding at the meeting. The secretary of the meeting or, if appointed, the proxy officer or committee, shall determine the validity or invalidity of any appointment of proxy submitted, and reference by the secretary in the minutes of the meeting to the regularity of an appointment of proxy shall be received as prima facie evidence of the facts stated for the purpose of establishing the presence of a quorum at the meeting and for all other purposes.


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         SECTION 2.11. PRESIDING OFFICER. The Chairman of the Board of
Directors, or in his absence, the Vice Chairman, shall serve as the chairman of every meeting of shareholders unless another person is elected by shareholders to serve as chairman at the meeting. The chairman shall appoint any persons he deems required to assist with the meeting.

         SECTION 2.12. ADJOURNMENTS. Whether or not a quorum is present to organize a meeting, any meeting of shareholders (including an adjourned meeting) may be adjourned by the holders of a majority of the voting shares represented at the meeting to reconvene at a specific time and place, but no later than one hundred twenty (120) days after the date fixed for the original meeting unless the requirements of the Corporation Code concerning the selection of a new Record Date have been met. At any reconvened meeting within that time period, any business may be transacted that could have been transacted at the meeting that was adjourned. If notice of the adjourned meeting was properly given, it shall not be necessary to give any notice of the reconvened meeting or of the business to be transacted, if the date, time and place of the reconvened meeting are announced at the meeting that was adjourned and before adjournment; provided, however, that if a new Record Date is or must be fixed, notice of the reconvened meeting must be given to persons who are shareholders as of the new Record Date.

         SECTION 2.13. ACTION OF SHAREHOLDERS WITHOUT A MEETING. As provided in the Articles of Incorporation, no action shall be taken by shareholders of the Corporation except at an annual or special meeting of shareholders of the Corporation or by the unanimous written consent of all shareholders of the Corporation, and the right of shareholders to act by less than unanimous written consent in lieu of a meeting is specifically denied.

         SECTION 2.14. SHAREHOLDER LIST. The officer who has charge of the Corporation's stock ledger shall prepare and make at least ten (10) days before every meeting of shareholders, a complete list of shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of Shares registered in the name of each shareholder. Such list shall be kept on file at the principal office of the Corporation and, upon proper written request, shall be available for inspection by any shareholder for proper purposes during usual business hours for a period of ten
(10) days prior to the meeting. The list of shareholders entitled to vote shall also be produced and kept open at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present. The original stock transfer books shall be prima facie evidence as to the shareholders entitled to examine the shareholder list or stock transfer book, or to vote at any meeting of shareholders.



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                                  ARTICLE THREE

                             THE BOARD OF DIRECTORS

         SECTION 3.1. GENERAL POWERS. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed by or under the direction of, the Board of Directors. In addition to the powers and authority expressly conferred upon it by these Bylaws, the Board of Directors may exercise all powers of the Corporation and do all lawful acts and things that are not prohibited by law, by any legal agreement among shareholders, by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

         SECTION 3.2. NUMBER, ELECTION AND TERM OF OFFICE. As provided in the Articles of Incorporation, the Board of Directors shall consist of not less than five (5) nor more than twenty-one (21) directors. The exact number of directors shall be determined from time to time by resolution adopted by the affirmative vote of a majority of the Board of Directors. The initial directors designated in the Articles of Incorporation shall hold office until the first annual meeting of shareholders. Directors shall be elected at each annual meeting of the shareholders, and shall hold office until the next succeeding annual meeting of shareholders or until their successors are elected and qualified.

         SECTION 3.3. NOMINATION PROCEDURES. Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of shareholders by or at the direction of the Board of Directors, by any nominating committee or person appointed by the Board of Directors or by any shareholder of the Corporation entitled to vote for the election of directors at the meeting. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than forty-five (45) days prior to the month and day of that year corresponding to the month and day of the previous year on which the annual meeting of shareholders was held or at least forty-five (45) days prior to the date of the annual meeting for that year if the date of such meeting has been publicly announced by the Corporation at least sixty (60) days in advance of such meeting date. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of the Corporation which are beneficially owned by the person and (iv) any other information relating to the person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Section 14(a) under the Securities Exchange Act of 1934, as amended (the "Act"), and any other applicable laws or rules or regulations of any governmental authority or of any national securities exchange or similar body overseeing any trading market on



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which shares of the corporation are traded, and (b) as to the shareholder giving the notice (i) the name and record address of the shareholder and (ii) the class and number of shares of the Corporation which are beneficially owned by the shareholder. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth herein. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

         SECTION 3.4. REMOVAL. As provided in the Articles of Incorporation, the shareholders shall not have the right to remove any one or all of the directors except for cause and by the affirmative vote of the holders of a majority of the outstanding shares of the Voting Stock.

         SECTION 3.5. VACANCIES. As provided in the Articles of Incorporation, any vacancy on the Board of Directors that results from a newly created directorship, and any other vacancy occurring on the Board of Directors, shall be filled by the affirmative vote of a majority of the Board of Directors then in office, although less than a quorum, or by a sole remaining director. A director elected by the Board of Directors to fill a vacancy shall hold office until the next annual meeting of shareholders. In no case will a decrease in the number of directors shorten the term of any incumbent director. The election of directors need not be by written ballot unless otherwise required by these Bylaws.

         SECTION 3.6. COMPENSATION. Unless the Articles of Incorporation provide otherwise, the Board of Directors may determine from time to time the compensation, if any, directors may receive for their services as directors. A director may also serve the Corporation in a capacity other than that of director and receive compensation, as determined by the Board of Directors, for services rendered in any other capacity.


                                  ARTICLE FOUR

                       MEETINGS OF THE BOARD OF DIRECTORS

         SECTION 4.1. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held immediately after the annual meeting of shareholders or a special meeting in lieu of the annual meeting. In addition, the Board of Directors may schedule other meetings to occur at regular intervals throughout the year.

         SECTION 4.2. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board or the President or by any two (2) directors in office at that time.


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         SECTION 4.3. PLACE OF MEETINGS. Directors may hold their meetings at any place within or without the State of Georgia as the Board of Directors may from time to time establish for regular meetings or as set forth in the notice of special meetings or, in the event of a meeting held pursuant to waiver of notice, as set forth in the waiver.

         SECTION 4.4. NOTICE OF MEETINGS. No notice shall be required for any regularly scheduled meeting of the directors. Unless waived as contemplated in
Section 5.2 of these Bylaws, each director shall be given at least two (2) day's notice (as set forth in Section 5.1) of each special meeting stating the date, time, and place of the meeting.

         SECTION 4.5. QUORUM. Unless a greater number is required by the Articles of Incorporation, these Bylaws, or the Corporation code, a quorum of the Board of Directors consists of a majority of the total number of directors that has been prescribed by resolution of the shareholders or of the Board of Directors pursuant to Section 3.2 of these Bylaws.

         SECTION 4.6. VOTE REQUIRED FOR ACTION. If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors unless the Corporation Code, the Articles of Incorporation, or these Bylaws require the vote of a greater number of directors.

         SECTION 4.7. DISSENT OR ABSTENTION. A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless:

                  (1) He objects at the beginning of the meeting (or promptly upon his arrival) to holding it or transacting business at the meeting;

                  (2) His dissent or abstention from the action taken is entered in the minutes of the meeting; or

                  (3) He delivers written notice of his dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation immediately after adjournment of the meeting.

The right of dissent or abstention is not available to a director who votes in favor of the action taken.

         SECTION 4.8. PARTICIPATION BY CONFERENCE TELEPHONE. Any or all directors may participate in a meeting of the Board of Directors or of a committee of the Board of Directors through the use of any means of communication by which all directors participating may simultaneously hear each other during the meeting.


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         SECTION 4.9. ACTION BY DIRECTORS WITHOUT A MEETING. Unless the Articles
of Incorporation or these Bylaws provide otherwise, any action required or permitted to be taken at any meeting of the Board of Directors or action that may be taken at a meeting of a committee of the Board of Directors may be taken without a meeting if the action is taken by all the members of the Board of Directors (or of the committee as the case may be). The action must be evidenced by one or more written consents describing the action taken, signed by each director (or each director serving on the committee, as the case may be), and delivered to the Corporation for inclusion in the minutes or filing with the corporate records.

         SECTION 4.10. ADJOURNMENTS. Whether or not a quorum is present to organize a meeting, any meeting of directors may be adjourned by a majority of the directors present, to reconvene at a specific time and place. At any reconvened meeting any business may be transacted that could have been transacted at the meeting that was adjourned. If notice of the adjourned meeting was properly given, it shall not be necessary to give any notice of the reconvened meeting or of the business to be transacted, if the date, time and place of the reconvened meeting were announced at the meeting that was adjourned.

         SECTION 4.11.  COMMITTEES OF THE BOARD OF DIRECTORS.

         (a) The Board of Directors by resolution may designate from among its members an Executive Committee and one or more other committees, each consisting of one or more directors all of whom serve at the pleasure of the Board of Directors. Except as limited by the Corporation Code, each committee shall have the authority set forth in the resolution establishing the committee. The provisions of this Article Four as to the Board of Directors and its deliberations shall be applicable to any committee of the Board of Directors.

         (b) Any committee created under this Section 4.11 of the Bylaws, to the extent provided in the resolution or resolutions of the Board of Directors and during intervals between meetings of the Board, shall have and may exercise all the power and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have any power or authority to: (1) declare a dividend or distribution from capital or earned surplus; (2) issue stock of the Corporation;
(3) amend or recommend to the shareholders an amendment to the Articles of Incorporation; (4) adopt an agreement of merger or consolidation; (5) recommend to the shareholders the sale, lease, mortgage, or exchange or other disposition of all or substantially all of the Corporation's property and assets; (6) recommend to the shareholders a dissolution of the Corporation or a revocation thereof; (7) fill vacancies in the Board of Directors; (8) amend these Bylaws; or (9) take any other action prohibited by the Corporation Code. Such committee or committees shall have such name or names and consist of such number of directors, and have and may execute such powers as may be determined and specified in the respective resolution or resolutions adopted by the Board of Directors from time to time establishing or changing such committee. A majority of the Board of Directors shall have



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the power to change the membership of any such committee at any time, to fill vacancies therein and to discharge any committee or to remove any member thereof, with or without cause, at any time.

         (c) Meetings of any committee of the Board may be called by the President, or by the chairman of the committee, at any time upon personal, telephonic, telegraphic, written or such other notice as may be determined by such committee. A majority of the members of each committee may fix such committee's rules of procedure, determine its manner of acting, and fix the time and place, whether within or without the State of Georgia, of its meetings. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors whenever required or requested.

         SECTION 4.12. TRANSACTIONS WITH DIRECTORS. Insofar as not prohibited by applicable law, no contract or other transaction between the Corporation and one or more of its Directors or any other corporation, firm, association or entity in which one or more of its Directors or officers are financially interested, shall be either void or voidable because of such relationship or interest or because such Director or Directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction if the contract or transaction is fair and reasonable to the Corporation and if either:

                  (a) The fact of such relationship or interest is disclosed to the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors and without considering such interested directors as present for purposes of constituting a quorum; or

                  (b) The fact of such relationship or interest is disclosed to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent.


                                  ARTICLE FIVE

          MANNER OF NOTICE AND WAIVER AS TO SHAREHOLDERS AND DIRECTORS

         SECTION 5.1. PROCEDURE. Whenever these Bylaws require notice to be given to any shareholder or director, the notice shall be given in accordance with this Section 5.1. Notice under these Bylaws shall be in writing unless oral notice is reasonable under the circumstances. Any notice to directors may be written or oral. Notice may be communicated in person; by telephone, telegraph, teletype, telecopy, or other form of wire or wireless communication; or by mail or private carrier. If these forms of personal notice are impracticable, notice may be communicated by a newspaper of general circulation in the area where published, or by radio,



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television, or other form of public broadcast communication. Written notice to the shareholders, if in a comprehensible form, is effective when mailed, if mailed with first-class postage prepaid (other than first class mail may be used if the Corporation has over five hundred (500) shareholders of record, and if applicable, the notice is mailed not less than thirty (30) days before the date of the meeting for which it is sent) and correctly addressed to the shareholder's address shown in the Corporation's current record of shareholders. Except as provided above, written notice, if in a comprehensible form, is effective upon the earliest of the following:

         (1) When received or when delivered, properly addressed, to the addressee's last known principal place of business or residence;

         (2) Five (5) days after its deposit in the mail, as evidenced by the postmark, if mailed with first-class postage prepaid and correctly addressed; or

         (3) On the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee.

Oral notice is effective when communicated if communicated in a comprehensible manner. In calculating time periods for notice, when a period of time measured in days, weeks, months, years, or other measurement of time is prescribed for the exercise of any privilege or the discharge of any duty, the first day shall not be counted but the last day shall be counted.

         SECTION 5.2.  WAIVER.

         (a) A shareholder may waive any notice before or after the date and time stated in the notice. Except as provided below in (b), the waiver must be in writing, be signed by the shareholder entitled to the notice, and be delivered to the Corporation for inclusion in the minutes or filing with the corporate records.

         (b) A shareholder's attendance at a meeting (i) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and (ii) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

         (c) Unless required by the Corporation Code, neither the business transacted nor the purpose of the meeting need be specified in the waiver.

         (d) A director may waive any notice before or after the date and time stated in the notice. Except as provided below in (e), the waiver must be in writing, signed by the director entitled to the notice, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records.

         (e) A director's attendance at or participation in a meeting waives any required notice to him of the meeting unless the director at the beginning of the meeting (or promptly upon his arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.


                                   ARTICLE SIX

                                    OFFICERS

         SECTION 6.1. NUMBER. The officers of the Corporation shall consist of a Chairman of the Board, a Vice Chairman of the Board, a President, one or more Vice Presidents, a Secretary and a Treasurer, and any other officers as may be appointed by the Board of Directors or appointed by a duly appointed officer pursuant to this Article Six. The Board of Directors shall from time to time create and establish the duties of the other officers. Any two or more offices may be held by the same person, except that the offices of President and Secretary may not be held by the same person.

         SECTION 6.2. ELECTION AND TERM. All officers shall be appointed by the Board of Directors or by a duly appointed officer pursuant to this Article Six and shall serve at the pleasure of the Board of Directors or the appointing officers, as the case may be. All officers, however appointed, may be removed with or without cause by the Board of Directors and any officer appointed by another officer may also be removed by the appointing officer with or without cause.

         SECTION 6.3. COMPENSATION. The compensation of all officers of the corporation appointed by the Board of Directors shall be fixed by the Board of Directors.

         SECTION 6.4. CHAIRMAN OF THE BOARD. The Chairman of the Board of Directors shall call to order meetings of the shareholders, the Board of Directors and the Executive Committee and shall act as chairman of such meetings. The Chairman of the Board shall perform such other duties as the directors may direct from time to time.

         SECTION 6.5. VICE CHAIRMAN OF THE BOARD. The Vice Chairman of the Board shall have such authority and shall perform such duties as may be prescribed from time to time by the Board of Directors or the Chairman of the Board.

         SECTION 6.6. PRESIDENT. The President shall be the chief executive officer of the Corporation, and subject to the control of the Board of Directors, shall determine the Corporation's basic policies, have general supervision of its business and affairs and be responsible for all internal operations of the Corporation. The President shall report to the Board of Directors, and shall be responsible for personnel, and shall designate and assign the duties of the officers under his supervision, at the direction or with the approval of the Board of Directors.

         The President shall have the authority to execute bonds, mortgages and other contracts and instruments requiring a seal, under the seal of the Corporation and shall have the authority to endorse, when sold, assigned, transferred, or otherwise disposed of, all certificates for shares of stock, bonds, securities or evidences of indebtedness issued by other corporations, associations, trusts, individuals or entities, whether public or private, or by any government or agency thereof, which are owned or held by the Corporation, and to make, execute and deliver all instruments of assignment or transfer of any stocks, bonds, securities, evidences of indebtedness, agreements, or other property owned or held by the Corporation in any capacity. He shall, under the supervision of the Board, be responsible for all investments of the Corporation and shall have full authority to do any and all things delegated to him by the Board of Directors or by any committee of the Board having authority.

         SECTION 6.7. VICE PRESIDENTS. In the absence or disability of the President, or at the direction of the President, the Vice President, if any, shall perform the duties and exercise the powers of the President. If the Corporation has more than one Vice President, the one designated by the Board Directors shall act in lieu of the President. Vice Presidents shall perform whatever duties and have whatever powers the Board of Directors may from time to time assign.

         SECTION 6.8. SECRETARY. The Secretary shall be responsible for preparing minutes of the acts and proceedings of all meetings of shareholders and, unless a secretary has been designated for such purpose, of the Board of Directors and any committees thereof. He shall have authority to give all notices required by law or these Bylaws. He shall be responsible for the the corporate books, records, contracts and other documents. The Secretary may affix the corporate seal to any lawfully executed documents and shall sign any instruments as may require his signature. The Secretary shall authenticate records of the Corporation. The Secretary shall perform whatever additional duties and have whatever additional powers the Board of Directors may from time to time assign him. In the absence or disability of the Secretary or at the direction of the President, any Assistant Secretary may perform the duties and exercise the powers of the Secretary.

         SECTION 6.9. TREASURER. The Treasurer shall be responsible for the custody of all funds and securities belonging to the Corporation and for the receipt, deposit or disbursement of funds and securities under the direction of the Board of Directors. The Treasurer shall cause to be maintained full and true accounts of all receipts and disbursements and shall make reports of the same to the Board of Directors and the President upon request. The Treasurer shall perform all duties as may be assigned to him from time to time by the Board of Directors.

         SECTION 6.10. BONDS. The Board of Directors by resolution may require any or all of the officers, agents or employees of the Corporation to give bonds to the Corporation, with sufficient surety or sureties, conditioned on the faithful performance of the duties of their respective offices or positions, and to comply with any other conditions as from time to time may be required by the Board of Directors.

         SECTION 6.11 EXECUTION OF INSTRUMENTS. The Chairman of the Board and the President are authorized, in their discretion, and to the extent permitted herein and by law, to do and perform any and all corporate and official acts in carrying on the Corporation's business, including, but not limited to, the authority to make, execute, acknowledge and deliver all deeds, mortgages, releases, bills of sale, assignments, transfers, leases, powers of attorney or of substitution, proxies to vote stock, or any other instrument in writing that may be necessary in the purchase, sale, lease, assignment, transfer, management or handling in any way of property of any description held or controlled by the Corporation, in any capacity. This shall include authority from time to time, to borrow money in such amounts, for such lengths of time, at such rates of interest and upon such terms and conditions as any said officer may deem proper, and to evidence the indebtedness thereby created by executing and delivering in the Corporation's name, promissory notes or other appropriate evidences of indebtedness. The enumeration herein of particular powers shall not restrict in any way the general powers and authority of said officers. The Board may authorize any other officer or officers or agent or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be delegated by the person so authorized; but unless so authorized by the Board or these Bylaws, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or to any amount. The Treasurer, the Secretary or any Vice President, Assistant Treasurer or Assistant Secretary shall be authorized to attest the signature of the President or Chairman and to affix the corporate seal to any and all instruments requiring such attestation or execution under seal.

         SECTION 6.12. RECEIPTS, CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, or agent or agents, as shall from time to time be determined by resolution of the Board. The President, any Vice President, the Treasurer, any Assistant Treasurer or any other officer or employee designated by the Board of Directors, is authorized and empowered on behalf of the Corporation and in its name to endorse checks and warrants, to draw drafts, to give receipts for money due and payable to the Corporation, and to sign such other papers and do such other acts as are necessary or appropriate to perform his duties.

         SECTION 6.13. LOANS. No loan shall be contracted on behalf of the Corporation, and no negotiable paper shall be issued in its name, unless authorized by the Board. When so authorized, the Chairman of the Board, the President, the Treasurer, or a Vice President specifically designated by the Board, may effect loans and advances at any time for the Corporation from any bank, trust company or other institution or from any firm, corporation or individual, and for such loans and advances the Chairman of the Board, the President, Treasurer or designated Vice President may make, execute and deliver, with the counter-signature, unless otherwise authorized by the Board, of the Secretary or an Assistant Secretary, the Treasurer or an Assistant Treasurer, bonds, debentures, promissory notes or other evidences of indebtedness of the Corporation and, when so authorized, as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, may mortgage, pledge, hypothecate or transfer any real or personal property at any time held by the Corporation and to that end execute and deliver instruments of' mortgage or pledge or which otherwise transfer such property or an interest therein. Any authority so granted by the Board may be general or confined to specific instances and if the Board so provides may be delegated by the person so authorized.

         SECTION 6.14. CUSTODIAN ACCOUNTS. Any two of the following officers acting jointly, namely, the President or any Vice President, shall have the authority to establish such custodian accounts with such banks or other institutions as in their judgment are necessary or desirable in the conduct of the Corporation's business, and any two of them acting jointly shall have the authority to issue orders and instructions respecting transactions with respect to such accounts.


                                  ARTICLE SEVEN

                        DISTRIBUTIONS AND SHARE DIVIDENDS

         SECTION 7.1. AUTHORIZATION OR DECLARATION. Unless the Articles of Incorporation provide otherwise, the Board of Directors, from time to time in its discretion, may authorize or declare distributions or share dividends in accordance with the Corporation Code.

         SECTION 7.2. RECORD DATE WITH REGARD TO DISTRIBUTIONS AND SHARE DIVIDENDS. For the purpose of determining shareholders entitled to a distribution (other than one involving a purchase, redemption, or other reacquisition of the Corporation's shares) or a share dividend the Board of Directors may fix a date as the record date (the "Record Date"). If no Record Date is fixed by the Board of Directors, the Record Date shall be determined in accordance with the provisions of the Corporation Code.

                                  ARTICLE EIGHT

                                     SHARES

         SECTION 8.1. AUTHORIZATION AND ISSUANCE OF SHARES. In accordance with the Corporation Code, the Board of Directors may authorize shares of any class or series provided for in the Articles of Incorporation to be issued for any consideration valid under the provisions of the Corporation Code. To the extent provided in the Articles of Incorporation, the Board of Directors shall determine the preferences, limitations, and relative rights of the shares.

         SECTION 8.2. SHARE CERTIFICATES. The interest of each shareholder in the Corporation shall be certificated or uncertificated at the discretion of the Board of Directors. If certificated, the certificate or certificates representing shares of the Corporation shall be in such form as the Board of Directors from time to time may adopt. Share certificates shall be numbered consecutively, shall be in registered form, shall indicate the date of issuance, the name of the Corporation and that it is organized under the laws of the State of Georgia, the name of the shareholder, and the number and class of shares and the designation of the series, if any, represented by the certificate. Each certificate shall be signed by any one of the Chairman of the Board, the President, a Vice President, the Secretary, or the Treasurer. The corporate seal need not be affixed.

         SECTION 8.3. RIGHTS OF CORPORATION WITH RESPECT TO REGISTERED OWNERS. Prior to due presentation for transfer of registration of its shares, the Corporation may treat the registered owner of the shares as the person exclusively entitled to vote the shares, to receive any share dividend or distribution with respect to the shares, and for all other purposes; and the Corporation shall not be bound to recognize any equitable or other claim to or interest in the shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

         SECTION 8.4. TRANSFERS OF SHARES. Transfers of shares shall be made upon the transfer books of the Corporation kept at the office of the transfer agent designated to transfer the shares only upon direction of the person named as being the owner of such shares or as named in the certificate, or by an attorney lawfully constituted in writing; and before a new certificate is issued, if any, the old certificate, if any, shall be surrendered for cancellation or, in the case of a certificate alleged to have been lost, stolen, or destroyed, the requirements of Section 8.6 of these Bylaws shall have been met.

         SECTION 8.5. DUTY OF CORPORATION TO REGISTER TRANSFER. Notwithstanding any of the provisions of Section 8.4 of these Bylaws, the Corporation is under a duty to register the transfer of its shares only if

         (a) in the event that the shares are certificated, the certificate is endorsed by the appropriate person or persons; and

         (b) reasonable assurance is given that the endorsement or affidavit is genuine and effective; and

         (c) the Corporation either has no duty to inquire into adverse claims or has discharged that duty; and

         (d) the requirements of any applicable law relating to the collection of taxes have been met; and

         (e) the transfer in fact is rightful or is to a bona fide purchaser.

         SECTION 8.6. LOST, STOLEN OR DESTROYED CERTIFICATES. Any person claiming a share certificate to be lost, stolen or destroyed shall make an affidavit or affirmation of the fact in the manner required by the Board of Directors and, if the Board of Directors requires, shall give the Corporation a bond of indemnity in form and amount, and with one or more sureties satisfactory to the Board of Directors, as the Board of Directors may require, whereupon an appropriate new certificate may be issued in lieu of the one alleged to have been lost, stolen or destroyed.

         SECTION 8.7. FIXING OF RECORD DATE WITH REGARD TO SHAREHOLDER ACTION. For the purpose of determining shareholders entitled to notice of a shareholders' meeting, to demand a special meeting, to vote, or to take any other action, the Board of Directors may fix a future date as the record date, which date shall be not more than seventy (70) days prior to the date on which the particular action, requiring a determination of shareholders, is to be taken. A determination of shareholders entitled to notice of or to vote at a shareholders' meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting. If no record date is fixed by the Board of Directors, the record date shall be determined in accordance with the provisions of the Corporation Code.

                                  ARTICLE NINE

                                 INDEMNIFICATION

         SECTION 9.1 INDEMNIFICATION PROVISIONS IN ARTICLES OF INCORPORATION. The provisions of this Article 9 are intended to supplement Article X of the Articles of Incorporation pursuant to Sections 10.2 and 10.3 thereof. To the extent that this Article 9 contains any provisions inconsistent with said
Article X, the provisions of the Articles of Incorporation shall govern. Terms defined in such Article X shall have the same meaning in this Article 9.

         SECTION 9.2 INDEMNIFICATION OF OTHERS. The Corporation may indemnify and advance expenses to its other officers, employees and agents to the same or any lesser extent as to its directors and Board-elected officers, as set forth in the Articles of Incorporation and in this Article 9 of the Bylaws of the Corporation, and, if so indemnified, such persons shall be included in the term "indemnitee" or "indemnitees" as used in this Article 9 of the Bylaws.

         SECTION 9.3 UNDERTAKINGS FOR ADVANCES OF EXPENSES. If and to the extent the Corporation Code requires, an advancement by the Corporation of expenses incurred by an indemnitee pursuant to clause (iii) of the last sentence of
Section 10.1 of the Articles of Incorporation (hereinafter an "advancement of expenses") shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under Article X of the Articles of Incorporation or otherwise.

         SECTION 9.4 CLAIMS FOR INDEMNIFICATION. If a claim for indemnification under Section 10.1 of the Articles of Incorporation is not paid in full by the Corporation within sixty (60) days after it has been received in writing by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If the indemnitee is successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses only upon a final adjudication that, the indemnitee is not entitled to indemnification by reason of Section 14-2-856(b) of the Corporation Code or any successor provision or provisions. Neither the failure of the Corporation, including the Board of Directors, independent legal counsel, or its shareholders, to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee is not entitled to indemnification by reason of Section 14-2-856(b) of the Corporation Code or any successor provision or provisions, nor an actual determination by the Corporation, including the Board of Directors, special legal counsel, or its shareholders, that the indemnitee is not entitled to indemnification by reason of such statutory limit, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit.

         In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to have or retain such advancement of expenses, under Article X of the Articles of Incorporation or this Article 9 or otherwise, shall be on the Corporation.

         SECTION 9.5 INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any director, trustee, officer, employee or agent of the Corporation or another entity against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Corporation Code.

         SECTION 9.6 SEVERABILITY. In the event that any of the provisions of this Article 9 (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the full extent permitted by law.


                                   ARTICLE TEN

                                  MISCELLANEOUS

         SECTION 10.1. INSPECTION OF BOOKS AND RECORDS. The Board of Directors shall have the power to determine which accounts, books and records of the Corporation shall be opened to inspection by shareholders, except those as may by law specifically be made open to inspection, and shall have the power to fix reasonable rules and regulations not in conflict with the applicable law for the inspection of accounts, books and records which by law or by determination of the Board of Directors shall be open to inspection. Absent the prior approval of the Board of Directors in their discretion, the right of inspection set forth in
Section 14-2-1602 of the Corporation Code, as amended, shall only be available to the extent provided for in such Section and only to shareholders meeting the requirements of such Section.

         SECTION 10.2. FISCAL YEAR. The Board of Directors is authorized to fix the fiscal year of the Corporation and to change the same from time to time as it deems appropriate.

         SECTION 10.3. CORPORATE SEAL. If the Board of Directors determines that there should be a corporate seal for the Corporation, it shall be in the form as the Board of Directors may from time to time determine.

         SECTION 10.4. ANNUAL FINANCIAL STATEMENTS. In accordance with the Corporation Code, the Corporation shall prepare and provide to shareholders such financial statements as may be required by the Corporation Code.

         SECTION 10.5. CONFLICT WITH ARTICLES OF INCORPORATION. In the event that any provision of these Bylaws conflicts with any provision of the Articles of Incorporation, the Articles of Incorporation shall govern.


                                 ARTICLE ELEVEN

                                   AMENDMENTS

         SECTION 11.1. POWER TO AMEND BYLAWS. The Board of Directors may amend the Bylaws of the Corporation upon the affirmative vote of the number of directors required, under the terms of the Bylaws, to take action of the Board of Directors; provided, however, that any amendment, addition or repeal of any provision of the Bylaws regarding indemnification of the directors, officers, employees or agents of the Corporation shall require the affirmative vote of a majority of the disinterested directors. Shareholders may not amend the Bylaws of the Corporation except upon the affirmative vote of the holders of a majority of the outstanding shares of Voting.


                                 ARTICLE TWELVE

                    STATUTORY BUSINESS COMBINATION PROVISION

         SECTION 12.1. BUSINESS COMBINATIONS. The requirements of Part 3 of
Article 11 of the Corporation Code shall not apply to the Corporation. The Corporation hereby expressly elects not to be governed by the Business Combination provisions of Part 3 of Article 11 of the Corporation Code.